UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2018

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, 7th Floor New York, New York		10006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On March 14, 2018, ABM Industries Incorporated (the “Company”), in connection with a registered underwritten public offering of its common stock (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and UBS Securities LLC (collectively, the “Underwriters”) and the selling stockholders named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, an aggregate of 9,047,741 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Offering closed on March 19, 2018.

The sale of the Shares by the Selling Stockholders was made pursuant to a prospectus supplement, dated March 14, 2018, to the prospectus, dated February 26, 2018, which was included in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-223233), which became effective upon filing with the Securities and Exchange Commission on February 26, 2018.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated March 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 19, 2018	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy General Counsel and Assistant Secretary